UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PowerShares Exchange-Traded Fund Trust II

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State of Incorporation or Organization)	(See Below) (I.R.S. Employer Identification No.)

301 West Roosevelt Road, Wheaton, Illinois (Address of Principal Executive Offices)	60187 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered
Shares of beneficial interest, par value $0.01 per share	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-138490; 811-21977.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.           Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.01 par value, of PowerShares CEF Income Composite Portfolio, a series of PowerShares Exchange-Traded Fund Trust II (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 128 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-138490; 811-21977) filed on January 22, 2010, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust’s investment portfolio to which this filing relates and its I.R.S. Employer Identification Number is as follows:

PowerShares CEF Income Composite Portfolio	90-0529572

Item 2.    Exhibits

1.             The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Pre-Effective Amendment No. 7 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on September 20, 2007.

2.             The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on June 6, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POWERSHARES EXCHANGE-TRADED FUND TRUST II

Date: February 17, 2010	By:	/s/ Andrew Schlossberg
Andrew Schlossberg
President